August 30, 2012

MusclePharm Corporation

4721 Ironton Street, Building A

Denver, CO 80239

Re: Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as counsel to MusclePharm Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1/A (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 305,000,000 shares of the Company’s common stock, par value $0.001 per share, including (i) 43,750,000 shares underlying warrants held by certain shareholders who purchased common stock purchase warrants in private transactions (the “Investor Warrants”); (ii) 2,950,000 shares underlying warrants issued to consultants for services rendered pursuant to consulting agreements (the “Consultant Warrants”, and together with the shares underlying the Investor Warrants, the “Warrant Shares”); (iii) 146,204,181 shares of common stock issued to former warrant holders in exchange for the cancellation of previously outstanding warrants (the “Cancellation Shares”); and (iv) 112,095,819 shares of common stock issued to certain investors in private placement transactions (the “Investor Shares”, and together with the Cancellation Shares, the “Common Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) warrants issued by the Company in favor of certain security holders; (d) certain documents relating to the purchase of the Company’s securities by private investors; and (e) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Shares covered by the Registration Statement were validly issued, fully paid, and non-assessable shares of common stock of the Company. Further, we are of the opinion that the Warrant Shares covered by the Registration Statement when issued and fully paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of common stock of the Company.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Lucosky Brookman LLP
/s/ Lucosky Brookman LLP